Exhibit 99

NEWS RELEASE MGIC Investment Corporation New York Stock Exchange Common Stock Symbol MTG MGIC Plaza, P.O. Box 488, Milwaukee, Wisconsin 53201

Investor Contact:	Michael J. Zimmerman, Investor Relations, (414) 347-6596, mike_zimmerman@mgic.com
Media Contact:	Katie Monfre, Corporate Communications, (414) 347-2650, katie_monfre@mgic.com
MGIC Investment Corporation
Reports First Quarter 2008 Results
MILWAUKEE (April 17, 2008) — MGIC Investment Corporation (NYSE:MTG) today reported a net loss for the quarter ended March 31, 2008 of $34.4 million, compared with net income of $92.4 million for the same quarter a year ago. Diluted loss per share was $0.41 for the quarter ending March 31, 2008, compared to diluted earnings per share of $1.12 for the same quarter a year ago.
Curt S. Culver, chairman and chief executive officer of MGIC Investment Corporation and Mortgage Guaranty Insurance Corporation (MGIC), said that the company’s financial results continued to be impacted by increases in both the number of delinquent loans and foreclosures that have resulted as home prices declined further and the economy slowed. In addition, higher loss severities and lower cure ratios, especially in California and Florida, also negatively impacted results. Culver was pleased that the improvements in business fundamentals, including higher persistency, insurance in force growth and improved credit standards are developing as expected and should benefit the company financially over the long-term. Culver added that in response to the unprecedented market conditions we are experiencing, the company has taken numerous actions designed to bolster its financial strength including increasing its already strong capital resources by approximately $840 million through recent sales of securities, significantly changing its underwriting guidelines, discontinuing writing Wall Street bulk transactions, increasing pricing, pursuing reinsurance options and negotiating the possible sale of its interest in Sherman Financial Group LLC back to Sherman.
Total revenues for the first quarter were $423.9 million, compared with $369.6 million in the first quarter of 2007. Net premiums written for the quarter were $368.5 million, compared with $304.0 million in the first quarter last year.
New insurance written in the first quarter was $19.1 billion, compared to $12.7 billion in the first quarter of 2007. New insurance written for the quarter included $1.0 billion of non-Wall Street bulk transactions compared with $2.3 billion, including $0.2 billion of non-Wall Street transactions, in the same period last year.
Persistency, or the percentage of insurance remaining in force from one year prior, was 77.5 percent at March 31, 2008, compared with 76.4 percent at December 31, 2007, and 70.3 percent at March 31, 2007.
As of March 31, 2008, MGIC’s primary insurance in force was $221.4 billion, compared with $211.7 billion at December 31, 2007, and $178.3 billion at March 31, 2007. The book value of MGIC Investment Corporation’s investment portfolio, cash and cash equivalents was $7.3 billion at March 31, 2008, compared with $6.2 billion at December 31, 2007, and $5.6 billion at March 31, 2007.

At March 31, 2008, the percentage of loans that were delinquent, excluding bulk loans, was 5.19 percent, compared with 4.99 percent at December 31, 2007, and 3.89 percent at March 31, 2007. Including bulk loans, the percentage of loans that were delinquent at March 31, 2008 was 7.68 percent, compared to 7.45 percent at December 31, 2007, and 5.92 percent at March 31, 2007.
Losses incurred in the first quarter were $691.6 million, up from $181.8 million reported for the same period last year. Underwriting expenses were $79.0 million in the first quarter, including $3.3 million of one-time consulting fees associated with the common stock offering and private placement of the junior subordinated convertible debenture as compared to $76.0 million reported for the same period last year.
Wall Street Bulk transactions, as of March 31, 2008, included approximately 137,000 loans with insurance in force of approximately $23.3 billion and risk in force of approximately $6.9 billion. During the quarter the premium deficiency reserve declined by $264 million from $1,211 million, as of December 31, 2007, to $947 million as of March 31, 2008. The $947 million premium deficiency reserve as of March 31, 2008 reflects the present value of expected future losses and expenses that exceeded the present value of expected future premium and already established loss reserves. Within the premium deficiency calculation, our expected present value of expected future paid losses and expenses was $3,397 million, offset by the present value of expected future premium of $874 million and already established loss reserves of $1,576 million. The premium deficiency reserves as of December 31, 2007 reflected expected present value of expected future paid losses and expenses of $3,561 million, offset by the present value of expected future premium of $901 million and already established loss reserves of $1,449 million.
Income from joint ventures, net of tax, in the quarter was $10.0 million down from $14.1 million for the same period last year.
About MGIC
MGIC (www.mgic.com), the principal subsidiary of MGIC Investment Corporation, is the nation’s leading provider of private mortgage insurance coverage with $221.4 billion primary insurance in force covering 1.5 million mortgages as of March 31, 2008. MGIC serves over 3,300 lenders with locations across the country and in Puerto Rico, Guam and Australia helping families achieve homeownership sooner by making affordable low-down-payment mortgages a reality.
Webcast Details
As previously announced, MGIC Investment Corporation will hold a webcast today at 10 a.m. ET to allow securities analysts and shareholders the opportunity to hear management discuss the company’s quarterly results. The call is being webcast and can be accessed at the company’s website at http://mtg.mgic.com. The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. The webcast will be available for replay on the company’s website through May 17, 2008 under Investor Information.
This press release, which includes certain additional statistical and other information, including non-GAAP financial information and a supplement that contains various portfolio statistics are both available on the Company’s website at http://mtg.mgic.com under Investor Information.

Safe Harbor Statement
Forward-Looking Statements and Risk Factors
We intend that certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements consist of statements which relate to matters other than historical fact. Among others, statements that include words such as we “believe,” “will,” “anticipate” or “expect,” or words of similar import, are forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this release. Certain of such risks and uncertainties are described below. Shareholders, potential investors, and other readers are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements made in this press release are made as of the date of the press release only and should not be relied upon as not having changed as of any subsequent date, and we are not undertaking any obligation to update them even though these statements may be affected by events or circumstances occurring after the date of this press release.
Our business, including our revenues and losses, could be affected: (i) by a downturn in the domestic economy or deterioration in home prices in the segment of the market we serve; (ii) by the mix of business we write; (iii) by disproportionate losses in certain periods, which could occur because, among other reasons, we establish loss reserves only upon a loan default rather than based on estimates of our ultimate losses; (iv) if our paid claims substantially exceed our loss reserves, which are based on estimates that are subject to significant uncertainties; (v) by decreases in our shareholders’ equity, including if our shareholders’ equity falls below the minimum amount required under our bank credit facility; (vi) if the premiums we charge are not adequate to compensate us for our liabilities for losses; (vii) if investors select alternatives to private mortgage insurance; (viii) by further downgrades in our financial strength rating below Aa3/AA- by rating agencies other than Standard and Poor’s or by Standard and Poor’s recent downgrade of our insurance financial strength rating to A; (ix) by competition or changes in our relationships with our customers or with Fannie Mae and Freddie Mac; (x) by declines in interest rates, appreciation in house prices or changes in mortgage insurance cancellation requirements; (xi) if the volume of low down payment home mortgage originations declines; (xii) by risks associated with of private litigation and regulatory proceedings.
The foregoing risks and uncertainties should be reviewed in connection with this press release and our other filings with the Securities and Exchange Commission, including our prospectus filed with the Securities and Exchange Commission on March 25, 2008, which includes additional information about these and other risks and uncertainties in the “risk factors” included therein.

MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended March 31,
	2008	2007
	(in thousands of dollars, except per share data)

Net premiums written	$368,454	$304,034

Net premiums earned	$345,488	$299,021
Investment income	72,482	62,970
Realized losses	(1,194)	(3,010)
Other revenue	7,099	10,661

Total revenues	423,875	369,642

Losses and expenses:
Losses incurred	691,648	181,758
Change in premium deficiency reserves	(263,781)	—
Underwriting, other expenses	78,993	76,032
Interest expense	10,914	10,959
Ceding commission	(2,007)	(960)

Total losses and expenses	515,767	267,789

(Loss) income before tax and joint ventures	(91,892)	101,853
(Credit) provision for income tax	(47,521)	23,543
Income from joint ventures, net of tax (1)	9,977	14,053

Net (loss) income	$(34,394)	$92,363

Diluted weighted average common shares outstanding (Shares in thousands)	84,127	82,354

Diluted (loss) earnings per share	$(0.41)	$1.12

(1) Diluted EPS contribution from C-BASS	$—	$(0.05)

Diluted EPS contribution from Sherman	$0.11	$0.22
NOTE: See “Certain Non-GAAP Financial Measures” for diluted earnings per share contribution from realized (losses) gains.
MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET AS OF

	March 31,	December 31,	March 31,
	2008	2007	2007
	(in thousands of dollars, except per share data)
ASSETS
Investments (1)	$6,176,989	$5,896,233	$5,327,871
Cash and cash equivalents	1,087,243	288,933	255,043
Reinsurance recoverable on loss reserves (2)	89,235	35,244	13,621
Prepaid reinsurance premiums	8,598	8,715	9,122
Home office and equipment, net	33,772	34,603	32,126
Deferred insurance policy acquisition costs	10,978	11,168	11,925
Other assets	1,261,582	1,441,465	997,982

	$8,668,397	$7,716,361	$6,647,690

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Loss reserves (2)	3,017,331	2,642,479	1,141,566
Premium deficiency reserves	947,060	1,210,841	—
Unearned premiums	296,067	272,233	194,175
Short- and long-term debt	798,309	798,250	607,886
Convertible debentures	365,000	—	—
Other liabilities	257,907	198,215	248,647

Total liabilities	5,681,674	5,122,018	2,192,274
Shareholders’ equity	2,986,723	2,594,343	4,455,416

	$8,668,397	$7,716,361	$6,647,690

Book value per share (3)	$23.90	$31.72	$53.64

(1) Investments include unrealized gains on securities marked to market pursuant to FAS 115	47,604	101,982	119,733
(2) Loss reserves, net of reinsurance recoverable on loss reserves	2,928,096	2,607,235	1,127,945
(3) Shares outstanding	124,949	81,793	83,067

CERTAIN NON-GAAP FINANCIAL MEASURES

	Three Months Ended March 31,
	2008	2007
	(in thousands of dollars, except per share data)
Diluted earnings per share contribution from realized losses:
Realized losses	$(1,194)	$(3,010)
Income taxes at 35%	(418)	(1,054)

After tax realized losses	(776)	(1,956)
Weighted average shares	84,127	82,354

Diluted EPS contribution from realized losses	$(0.01)	$(0.02)

Management believes the diluted earnings per share contribution from realized gains (losses) provides useful information to investors because it shows the after-tax effect on earnings of these items, which can be discretionary.
OTHER INFORMATION

New primary insurance written (“NIW”) ($ millions)	$19,067	$12,693

New risk written ($ millions):
Primary	$4,679	$3,292

Pool (1)	$57	$39

Product mix as a % of primary flow NIW
> 95% LTVs	30%	40%
ARMs	1%	5%
Refinances	35%	27%
(1)	Represents contractual aggregate loss limits and, for the three months ended March 31, 2008 and 2007, for $10 million and $29 million, respectively, of risk without such limits, risk is calculated at $0.6 million and $0.5 million, respectively, the estimated amount that would credit enhance these loans to a ‘AA’ level based on a rating agency model.

Additional Information

	Q3 2006	Q4 2006	Q1 2007	Q2 2007	Q3 2007	Q4 2007	Q1 2008
New insurance written (billions)
Total	$16.6	$15.5	$12.7	$19.0	$21.1	$24.0	$19.1
Flow	$10.8	$10.4	$10.4	$17.3	$19.7	$21.6	$18.1
Bulk	$5.8	$5.1	$2.3	$1.7	$1.4	$2.4	$1.0

Insurance in force (billions)
Total	$173.4	$176.5	$178.3	$186.1	$196.6	$211.7	$221.4
Flow	$131.9	$134.4	$137.6	$147.2	$159.6	$174.7	$185.4
Bulk	$41.5	$42.1	$40.7	$38.9	$37.0	$37.0	$36.0

Annual Persistency	67.8%	69.6%	70.3%	72.0%	74.0%	76.4%	77.5%

Primary IIF (billions)	$173.4	$176.5	$178.3	$186.1	$196.6	$211.7	$221.4
Prime (620 & >)	$126.3	$128.3	$130.3	$137.2	$146.8	$161.3	$171.7
A minus (575 - 619)	$13.5	$14.0	$14.0	$14.5	$15.1	$15.9	$15.9
Sub-Prime (< 575)	$5.8	$5.8	$5.5	$5.3	$5.0	$4.7	$4.4
Reduced Doc (All FICOs)	$27.9	$28.5	$28.4	$29.1	$29.8	$29.9	$29.4

Primary RIF (billions)	$46.2	$47.1	$47.5	$49.2	$51.8	$55.8	$58.0
Prime (620 & >)	$32.8	$33.3	$33.9	$35.5	$38.0	$41.9	$44.4
A minus (575 - 619)	$3.8	$4.0	$4.0	$4.1	$4.2	$4.4	$4.3
Sub-Prime (< 575)	$1.7	$1.7	$1.6	$1.5	$1.4	$1.4	$1.3
Reduced Doc (All FICOs)	$7.9	$8.1	$8.0	$8.1	$8.2	$8.2	$8.0

Risk in force by FICO
% (FICO 620 & >)	86.0%	85.8%	86.2%	86.7%	87.5%	88.4%	89.1%
% (FICO 575 - 619)	9.8%	10.0%	9.9%	9.7%	9.3%	8.8%	8.4%
% (FICO < 575)	4.2%	4.2%	3.9%	3.6%	3.2%	2.8%	2.5%

Average Coverage Ratio (RIF/IIF)
Total	26.6%	26.7%	26.6%	26.4%	26.4%	26.3%	26.2%
Prime (620 & >)	26.0%	26.0%	26.0%	25.9%	25.9%	26.0%	25.9%
A minus (575 - 619)	28.3%	28.5%	28.4%	28.1%	27.8%	27.4%	27.2%
Sub-Prime (< 575)	28.7%	29.1%	29.2%	28.3%	29.1%	28.9%	28.9%
Reduced Doc (All FICOs)	28.5%	28.4%	28.3%	27.9%	27.6%	27.4%	27.3%

Average Loan Size (thousands)
Total IIF	$135.93	$137.57	$138.74	$141.16	$143.46	$147.31	$149.79
Flow	$127.99	$129.32	$130.82	$134.17	$137.74	$142.26	$145.58
Bulk	$169.29	$172.83	$174.47	$175.57	$174.82	$177.00	$175.71
Prime (620 & >)	$128.36	$129.70	$131.07	$133.79	$136.74	$141.69	$145.05
A minus (575 - 619)	$126.19	$129.12	$129.72	$130.78	$131.58	$133.46	$133.89
Sub-Prime (< 575)	$125.16	$127.30	$126.29	$127.21	$125.03	$124.53	$123.57
Reduced Doc (All FICOs)	$200.65	$202.98	$204.58	$207.53	$208.69	$209.99	$209.54

Primary IIF — # of loans	1,275,822	1,283,174	1,284,926	1,318,318	1,370,426	1,437,432	1,478,336
Prime (620 & >)	983,749	989,111	994,504	1,025,658	1,073,219	1,138,300	1,184,006
A minus (575 - 619)	106,754	108,143	108,081	110,905	114,792	119,057	118,353
Sub-Prime (< 575)	46,429	45,633	43,480	41,665	39,754	37,894	35,729
Reduced Doc (All FICOs)	138,890	140,287	138,861	140,090	142,661	142,181	140,248

Primary IIF — # of Delinquent Loans	76,301	78,628	76,122	80,588	90,829	107,120	113,589
Flow	41,130	42,438	40,911	43,328	50,124	61,352	66,055
Bulk	35,171	36,190	35,211	37,260	40,705	45,768	47,534

Prime (620 & >)	35,838	36,727	35,436	36,712	41,412	49,333	52,571
A minus (575 - 619)	18,063	18,182	17,047	17,943	19,918	22,863	22,748
Sub-Prime (< 575)	12,150	12,227	11,246	11,679	12,186	12,915	12,267
Reduced Doc (All FICOs)	10,250	11,492	12,393	14,254	17,313	22,009	26,003

	Q3 2006	Q4 2006	Q1 2007	Q2 2007	Q3 2007	Q4 2007	Q1 2008

Primary IIF Delinquency Rates	5.98%	6.13%	5.92%	6.11%	6.63%	7.45%	7.68%
Flow	3.99%	4.08%	3.89%	3.95%	4.33%	4.99%	5.19%
Bulk	14.33%	14.87%	15.11%	16.80%	19.25%	21.91%	23.19%

Prime (620 & >)	3.64%	3.71%	3.56%	3.58%	3.86%	4.33%	4.44%
A minus (575 - 619)	16.92%	16.81%	15.77%	16.18%	17.35%	19.20%	19.22%
Sub-Prime (< 575)	26.17%	26.79%	25.86%	28.03%	30.65%	34.08%	34.33%
Reduced Doc (All FICOs)	7.38%	8.19%	8.92%	10.17%	12.14%	15.48%	18.54%

Net Paid Claims (millions)	$157	$157	$166	$188	$232	$284	$371
Flow	$67	$72	$71	$82	$89	$108	$141
Bulk	$69	$65	$75	$84	$121	$154	$210
Other	$21	$20	$20	$22	$22	$22	$20

Prime (620 & >)	$62	$65	$67	$75	$87	$103	$137
A minus (575 - 619)	$33	$32	$34	$36	$43	$48	$68
Sub-Prime (< 575)	$20	$17	$19	$23	$26	$33	$39
Reduced Doc (All FICOs)	$21	$23	$26	$32	$54	$78	$107

Primary Average Claim Payment (thousands)	$29.6	$29.3	$30.8	$33.2	$39.0	$43.8	$51.2
Flow	$28.5	$27.4	$28.9	$30.1	$31.8	$34.6	$37.8
Bulk	$30.8	$31.7	$33.0	$36.9	$46.9	$53.8	$67.1

Prime (620 & >)	$28.3	$27.7	$29.1	$30.6	$34.1	$36.5	$42.2
A minus (575 - 619)	$29.9	$29.1	$30.6	$33.5	$37.5	$40.1	$48.4
Sub-Prime (< 575)	$28.3	$27.3	$27.8	$31.3	$35.7	$40.2	$49.4
Reduced Doc (All FICOs)	$35.2	$37.9	$40.8	$43.4	$56.6	$67.8	$75.5

Risk sharing Arrangements — Flow Only
% insurance inforce subject to risk sharing (1)	47.5%	47.6%	47.3%	46.7%	46.9%	46.9%
% Quarterly NIW subject to risk sharing (1)	46.5%	48.3%	45.6%	49.7%	47.3%	47.6%
Premium ceded (millions)	$33.0	$35.4	$36.7	$36.6	$43.4	$47.6	$53.6
Captive trust fund assets (millions)						$637	$687

Other:

Direct Pool Risk in Force (millions) (2)	$3,071	$3,063	$3,029	$3,029	$3,036	$2,800	$2,727

Mortgage Guaranty Insurance Corporation — Risk to Capital	6.4:1	6.4:1	6.4:1	6.7:1	7.9:1	10.3:1	10.1:1
Combined Insurance Companies — Risk to Capital	7.4:1	7.5:1	7.5:1	7.7:1	9.1:1	11.9:1	11.7:1

Shares repurchased
# of shares (thousands)	2,697.0	216.9	—	1,115.1	150.0	—	—
Average price	$58.88	$58.00	$—	$60.67	$53.40	$—	$—

C-BASS Investment (millions) (3)	$430.1	$449.5	$442.9	$466.0	$—	$—	$—
Sherman Investment (millions) (3)	$124.9	$163.8	$138.2	$164.6	$104.1	$115.3	$129.2

GAAP loss ratio (insurance operations only) (4)	55.7%	63.0%	60.8%	76.7%	187.6%	400.6%	200.2%
GAAP expense ratio (insurance operations only)	16.4%	17.2%	17.8%	16.7%	15.4%	13.6%	16.0%
(1)	Latest Quarter data not available due to lag in reporting

(2)	Represents contractual aggregate loss limits and, at March 31, 2008, December 31, 2007 and December 30, 2006, respectively, for $4.0 billion, $4.1 billion and $4.4 billion of risk without such limits, risk is calculated at $475 million, $475 million and $473 million, the estimated amounts that would credit enhance these loans to a ‘AA’ level based on a rating agency model.

(3)	Investments in joint ventures are included in Other assets on the Consolidated Balance Sheet.

(4)	As calculated, does not reflect any effects due to premium deficiency.